Exhibit 10(iii)(A)

         Employment Agreement Between ParTech, Inc. and A. Edwin Soladay


               December 3, 2008

               VIA FEDERAL  EXPRESS
               Mr. A. Edwin Soladay
               1521 Winding Creek Road
               Prosper, Texas 75078

               RE: ParTech, Inc. - Offer of Employment

               Dear Mr. Soladay:

               It is my pleasure to confirm the verbal offer of employment as discussed. You will be employed by ParTech, Inc. ("PTI") as President ParTech, Inc. from January 1, 2009 through December 31, 2011.

               Salary and Bonus

               You will be compensated at an annualized salary rate of $325,000 for each year ("Annual Salary"), paid-biweekly. In addition, you will be eligible for an Annual Bonus in cash through participation in the PAR Incentive Compensation Plan at 50% of your Annual Salary.

               Deferred Compensation Plan

               You  will  be  eligible   to   participate   in  PAR's   Deferred
               Compensation Plan, details of which will be provided to you at your time of hire.

               Travel Expenses and Housing Allowance

               During the first twelve (12) months of your employment (January 1, 2009 through December 31, 2009) PTI will provide you with the following:

               o Reimbursement for reasonable travel expenses for you and your spouse to and from your home in Dallas, Texas.

               o    Housing allowance of up to $2,000 per month.

               Stock Options

               You will receive 125,000 Stock Options on your date of hire, which will vest be in accordance with the following schedule:

                    o    50,000 Options January 1, 2009
                    o    19,000 Options January 1, 2010
                    o    20,000 Options January 1, 2011
                    o    21,000 Options January 1, 2012
                    o    15,000 Options January 1, 2013

               Benefits

               All full-time PAR employees are eligible for a CORE set of benefits effective on the first day of their employment. These CORE benefits are as follows:

               o Vacation - you will accrue at a rate of 13.33 hours per month, which represents 4 weeks of vacation per year
               o    Paid Time Off (PTO) - 5 days per year
               o    New York State Disability Insurance
               o    Life Insurance
               o    PAR's Wellness Program
               o PAR Technology Corporation Retirement Plan {Consisting of both 401(k) and Profit Sharing}
               o    401(k) - matched by company at 10%
               o New Employees are automatically enrolled at the 3% level in the T. Rowe Price Date Funds.
               o    Profit  Sharing  -  100%   contribution  by  PAR  Technology
                    Corporation
               o    Paid Holidays - 7 days per year

               PAR's benefit package also includes an Employee Choice Plan with options as follows:

               o    Health, Dental, and Vision Insurance
               o    Short-Term Disability Insurance
               o    Long-Term Disability Insurance
               o    Supplemental Life Insurance
               o    Spouse and dependent child/children life insurance
               o    Flexible  Spending  Accounts  for   Unreimbursable   Medical
                    Expenses and Dependent Care

               With the exception of Flexible Spending Account contributions, co-payments, deductibles, unreimbursable medical and dental expenses, or any other amounts not covered by the company's insurance benefits listed above, the company shall pay for the full cost of your insurance benefit premiums for yourself and any eligible dependents.

               Car Allowance

               During the term of your employment, PTI will provide you with a car lease allowance of up to $600 per month.

               Relocation Costs

               In order to assist with your relocation, PTI will reimburse you for reasonable documented relocation expenses including:

               Transportation of household furnishings and other personal effects through a carrier approved by PTI, including two (2)
               personal automobiles and up to $5,000 in miscellaneous reimbursable moving related expenses.

               Termination of Employment

               Your employment may be terminated only under the circumstances set forth below. The "Termination Date" shall be the last date of your employment with PTI.

               By PTI for Cause

               PTI may terminate your employment for cause at any time upon written notice. Upon termination for cause, PTI shall have no further obligation or liability to you relating to your employment, other than any Annual Salary earned but unpaid, and any accrued but not yet received benefits, in each case, through the Termination Date ("Accrued Payment). No stock options shall vest after the Termination Date and you shall not be entitled to any further or continued payment of insurance premiums.

               Cause

               Any one or more of the following events or conditions shall constitute "Cause" for purposes of this Letter: the Employee's
               (i) failure or refusal to follow, after receipt of written notice and an opportunity to cure, any written rules or policies of PTI,
               (ii) embezzlement, theft, misappropriation of assets or property (tangible or intangible) of PTI, or material dishonesty; (iii) gross negligence, misconduct, fraud, or breach of fiduciary duty to PTI; (iv) violation of federal or state securities laws; (v) breach of this Agreement or any other agreement with PTI; (vi) unauthorized disclosure or use of any trade secret or confidential information of PTI; (vii) act(s) creating adverse publicity for PTI; (viii) breach of any of your representations to PTI; or (ix) conviction, including a plea of guilty or nolo contendere, of a felony or any other crime involving moral turpitude. Any reference to PTI in this provision shall also include the parent company of PTI, as well as any and all subsidiaries and affiliates of PTI.

               By You

               You may terminate your employment with PTI for any reason upon 90 days' written notice to PTI. In the event of such termination, PTI may relieve you of any or all duties at any time prior to the expiration of the 90-day notice period, and shall have no further obligation or liability to you relating to your employment, other than the Accrued Payment through the last day of such notice period. Subsequent to the date of such notice, no stock options shall vest and you shall not be entitled to any further or continued payment of insurance premiums.

               By the Company other than for Cause

               At any time, PTI may terminate your employment other than for cause upon 30 days' written notice, and may relieve you of any or all duties at any time prior to the expiration of such 30-day notice period. In the event of such termination, you will be eligible to receive severance payments in an amount equal to your Annual Salary from your Termination Date through December 31, 2011 (the "Severance Payments"). Your eligibility to receive the Severance Payments shall be subject to, and conditioned upon, (a) your execution of a separation agreement in a form and scope mutually acceptable to you and PTI that includes a full release of claims, and (b) your continued compliance with your obligations under this letter and such other obligations which by their nature shall survive the termination of your employment. Other than the Severance Payments and the Accrued Payment, the Company shall have no obligations to you upon termination of employment other than for cause and you shall not be entitled to any further or continued payment of insurance premiums. Notwithstanding however, that any stock options which have not fully vested per the vesting schedule through January 1, 2011, shall vest immediately upon the Termination date.

               Death or Disability

               Your employment and this Letter shall immediately and automatically terminate upon your death or Disability (as defined herein). For the purposes of this Letter, "Disability" shall mean any physical incapacity or mental incompetence as a result of which you are unable to perform the essential functions of your job for an aggregate of 120 days, whether or not consecutive. In the event of either such termination hereunder, PTI shall have no further obligation or liability to you or relating to your employment or this Agreement, other than the Accrued Payment.

               Termination of Benefits

               Except for any right of continuation of benefits coverage to the extent provided by applicable law, all benefits shall terminate pursuant to the terms of the applicable benefit plans as of the Termination Date.

               Breach of Confidentiality/Non-Compete/Cessation of Severance

               If, following termination of employment by PTI other than for cause, PTI believes you have committed a breach of your confidentiality and/or non-compete obligations as set forth below, PTI shall notify you in writing providing details of the alleged breach, and within 30 days thereafter you shall provide to the Company any information you have refuting that a breach has occurred. If you and PTI are not able to settle the claim of breach within 60 days, then the parties shall submit the dispute to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Associations ("AAA"). An arbitrator shall be jointly chosen by the parties from a list of AAA arbitrators and any hearings shall be held at the AAA locations nearest the Company headquarters. The fees and costs of the arbitration and administrative fees, excluding attorneys fees, shall be borne equally by the parties. If you are found to have committed a breach of confidentiality or non-compete obligations through the arbitration process, then PTI shall have the right to immediately cease payment of all Severance Payments.

               Non-competition

               You and PTI recognize that your services are special and unique and that your compensation is partly in consideration of and conditioned upon you refraining from competing with PTI and that a covenant on your part not to compete during your employment with PTI is essential to protect the business and goodwill of PTI. Accordingly, you agree that during your employment with PTI and for a period of one (1) year in the case of termination for cause, after the Termination Date, you shall not, except in association with PTI, directly or indirectly, as an individual, partner, joint venture, employee, agent, officer, director, shareholder, consultant or otherwise, engage in any business which competes with the Business (as herein defined) of PTI or any of its subsidiaries, in any market in which PTI or its subsidiaries, is actively engaged in sales either during your employment with PTI or as of the Termination Date. Business means the business and activities of PTI or its subsidiaries during your employment with PTI and as of the Termination Date, including, but not limited to, the design, development, marketing, publicity, manufacturing and production and sale of hardware and software for the following markets: (a) point of sale/hospitality management for the quick service restaurant, sit down/full service restaurant and pizza restaurant markets; and
               (b) hotel/spa management market. The parties agree that at a minimum this market is the United States of America and that the provisions of this non-compete provision are reasonable for purposes of protecting the legitimate business interests of PTI.

               You will be able to use reasonable personal contact information to assist you in your future endeavors so long as this use does not breach the restrictions set forth in this letter.

               If any of the competition restrictions contained in this letter shall be deemed to be unenforceable by reason of the extent, duration or geographic scope or other provisions hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions hereof and enforce this non-compete provision in its reduced form for all purposes in the manner contemplated hereby.

               Contingencies

               This offer of employment is contingent upon the successful completion of a drug test, criminal background check, previous employment verification, education verification and personal\professional references, prior to your first date of employment. You will be notified regarding the particulars of the drug testing process by separate communication.

               Acceptance

               If you accept PTI's offer of employment, the attached form must be completed and returned to the address at the left in order to start your orientation process. Your signed acknowledgment and return of this offer letter shall serve as verification that you have accepted the offer as presented to you in this letter. This offer is only valid until December 10, 2008, 5:00pm EST.

               Please anticipate having to sign a confidentiality agreement and a standard employment agreement on your first day of work.

               Please call me at (800) 448-6505, extension 412 if you have any questions.

               We are confident that you will be a valuable contributor to PAR's future growth. We wish you success in your new position.

               Sincerely,



               Nicholas L. Romano, SPHR
               Senior Director Human Resources




AGREED AND ACCEPTED BY:


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